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                                                                    Exhibit 3(c)

                                                   As amended by the
                                                   Board of Directors
                                                   at a meeting held
                                                   December 18, 2007
                                                   (Effective December 18, 2007)

                            P. H. GLATFELTER COMPANY

                                     BY-LAWS

                                    ARTICLE I

                    MEETINGS OF SHAREHOLDERS AND RECORD DATE

     1.1 ANNUAL MEETING. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date and time fixed and designated by the Board of Directors, but, if no such date and time is fixed and designated by the Board for a calendar year, then the meeting for such calendar year shall be held on the fourth Wednesday in April of such year at 10:00 A.M., if not a legal holiday, and, if a legal holiday, then on the next succeeding full business day which is not a legal holiday at the same hour.

     1.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     1.3 PLACE. All meetings of the shareholders shall be held at the principal office of the Company, such other place within or without the Commonwealth of Pennsylvania as may be designated by the Board of Directors in the notice of a meeting, or by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors of the Company.

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     1.4 NOTICE. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted shall be given by the Secretary or other duly-authorized officer of the Company at least ten days before the meeting to each shareholder of record entitled to vote at the meeting.

     1.5 QUORUM. Except as otherwise provided in the Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of shareholders, but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine. When a quorum is present, except as may be otherwise specified in the Articles of Incorporation or provided by law, all matters shall be decided by the vote of the holders of a majority of the votes entitled to be cast at the meeting, in person or by proxy.

     1.6 RECORD DATES. The Board of Directors may fix a time not more than ninety days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date so fixed.


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     1.7 NOMINATIONS AND NOTICE OF BUSINESS AT MEETINGS. At any annual meeting of shareholders only persons who are nominated or business that is proposed in accordance with the procedures set forth in this Section 1.7 shall be eligible for election as directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this
Section 1.7. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Company not less than 120 days in advance of the date which is the anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting. Such shareholder's notice shall set forth (i) as to each person who such shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose


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behalf the nomination or proposal is made, (a) the name and address of such shareholder and beneficial owner, if any, (b) the class and number of shares of the Company which are beneficially owned, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) with respect to any such nomination(s) or proposal(s) and (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named, or move the proposal identified, in its notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company and no business shall be conducted at the annual meeting of shareholders, other than those made by or at the direction of the Board of Directors, unless nominated or proposed in accordance with the procedures set forth in this Section 1.7. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions this Section 1.7 and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

                                   ARTICLE II

                                    DIRECTORS

     2.1 NUMBER AND TERM. The Board of Directors shall consist of eight persons, comprising two classes of three directors each, and one class of two directors. At each annual meeting of shareholders, the successors to those directors whose terms expire in that year shall be elected to hold office for a term of three years each, so that the term of office of one class of directors shall expire each year.

     2.2 AGE QUALIFICATION. No person, other than an officer or employee of the Company, shall be elected or reelected a director after reaching 72 years of age. When


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the term of any director, other than an officer or employee of the Company, extends beyond the date when the director reaches 72 years of age, such director shall resign from the Board of Directors effective at the annual meeting of shareholders next succeeding his 72nd birthday.

     2.3 VACANCIES. In the case of any vacancy in the Board of Directors by death, resignation or for any other cause, including an increase in the number of directors, the Board may fill the vacancy by choosing a director to serve until the next selection of the class for which such director has been chosen and until his successor has been selected and qualified or until his earlier death, resignation or removal.

     2.4 ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purposes of organization, election of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

     2.5 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places as the Board of Directors may determine.

     2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President. Notice of every special meeting shall be given to each director not later than the second day immediately preceding the day of such meeting in the case of notice by mail, telegram or courier service, and not later than the day immediately preceding the day of such meeting in the case of notice delivered personally or by telephone, telex, TWX, facsimile transmission, e-mail or other electronic communication. Such notice shall state the time and place of the meeting, but, except as otherwise provided in the by-laws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.


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     2.7 QUORUM AND ACTION BY UNANIMOUS CONSENT.

          (a) Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

          (b) Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the Company. For the purposes of this Section 2.7(b), consent may be given by means of a physical written copy or transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Company to keep a record of the consents in a manner satisfying the requirements of Section 107 of the Pennsylvania Associations Code.

     2.8 COMPENSATION. Directors shall receive such compensation for their services as shall be fixed by the Board of Directors.

     2.9 COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Company.

     2.10 PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. One or more directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Directors so participating shall be deemed present at the meeting.


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     2.11 LIABILITY OF DIRECTORS. A director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987 unless he has breached or failed to perform the duties of his office as provided for under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Paragraph shall be prospective only and shall not increase, but may decrease, the liability of a director with respect to actions or failures to act occurring prior to such change.

     2.12 OFFICERS. The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may deem advisable. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President, a Director designated by the Board or the officer or officers in the order designated by the Board of Directors shall have the authority and perform the duties of the Chairman of the Board and Chief Executive Officer. Any two or more offices may be held by the same person.

     2.13 TERM. Each officer shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.

     2.14 AUTHORITY, DUTIES AND COMPENSATION. All officers shall have such authority, perform such duties and receive such compensation as may be provided in the by-laws or as may be determined by the Board of Directors.

     2.15 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors.


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     2.16 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Company and shall preside at all meetings of the shareholders and, if a director of the Company, in the absence or disability of the Chairman of the Board, or if that office is vacant, shall preside at all meetings of the Board of Directors. He or she shall be responsible for the general management of the business of the Company, subject to the control of the Board of Directors. In the absence or disability of the President, or if that office is vacant, the Chief Executive Officer shall have the authority and perform the duties of the President.

     2.17 PRESIDENT. The President shall perform such duties as may be assigned by the Board of Directors and, in the absence or disability of the Chief Executive Officer, or if that office is vacant, shall have the authority and perform the duties of the Chief Executive Officer.

     2.18 VICE PRESIDENT. In the absence or disability of the Chief Executive Officer and the President, or any other officer or officers, the Vice Presidents in the order designated by the Board of Directors shall have the authority and perform the duties of the Chief Executive Officer, the President or other officer as the case may be.

     2.19 SECRETARY. The Secretary shall give notice of meetings of the shareholders, of the Board of Directors and of the Executive Committee, attend all such meetings and record the proceedings thereof. In the absence or disability of the Secretary, an Assistant Secretary or any other person designated by the Board of Directors or the Chief Executive Officer shall have the authority and perform the duties of the Secretary.

     2.20 TREASURER. The Treasurer shall have charge of the securities of Company and the deposit and disbursement of its funds, subject to the control of the Board of Directors. In the absence or disability of the Treasurer, as Assistant Treasurer or any other


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person designated by the Board of Directors of the Chief Executive Officer shall have the authority and perform the duties of the Treasurer.

     2.21 CONTROLLER. The Controller shall be the principal accounting officer and shall keep books recording the business transactions of the Company. He shall be in charge of the accounts of all of its offices and shall promptly report and properly record in the books of the Company all relevant date relating to the Company's business.

                                   ARTICLE III

                                 INDEMNIFICATION

     3.1 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS. The Company shall indemnify any director or officer of the Company or any of its subsidiaries who was or is an "authorized representative" of the Company (which shall mean for the purposes of Paragraphs 3.1. through 3.7, a director or officer of the Company, or a person serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of Paragraphs 3.1 through 3.7 the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of Paragraphs
3.1 through 3.7 any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Company to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of Paragraphs 3.1 through 3.7 attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless


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the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Company shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

     3.2 ADVANCEMENT OF EXPENSES. The Company shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Paragraph
3.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in Paragraphs 3.1 through 3.7 and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

     3.3 EMPLOYEE BENEFIT PLANS. For purposes of Paragraphs 3.1 through 3.7, the Company shall be deemed to have requested an officer or director to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Company also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

     3.4 SECURITY FOR INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a


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reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

     3.5 RELIANCE UPON PROVISIONS. Each person who shall act as an authorized representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification provided by these Paragraphs 3.1 through 3.7.

     3.6 AMENDMENT OR REPEAL. All rights of indemnification under Paragraphs 3.1 through 3.7 shall be deemed a contract between the Company and the person entitled to indemnification under these Paragraphs 3.1 through 3.7 pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

     3.7 SCOPE. The indemnification, as authorized by these Paragraphs 3.1 through 3.7, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to these Paragraphs 3.1 through 3.7 shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such person.

                                   ARTICLE IV

                      STOCK CERTIFICATES AND CORPORATE SEAL


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     4.1 EXECUTION. Certificates representing shares of capital stock of the
Company shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer may be facsimile, engraved or printed.

     4.2 UNCERTIFICATED SHARES.

          (a) Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Company. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall instruct its transfer agent to, send to the registered owner (holder) thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of uncertificated shares and those of certificated shares, of the same class or series, shall be identical.

          (b) The Board of Directors may prescribe procedures for the issuance and registration of transfer of uncertificated shares, and with respect to such other matters relating to uncertificated shares as the Board of Directors may deem appropriate.

          (c) Each registered holder of capital stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder's name.


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     4.3 SEAL. The Company shall have a corporate seal which shall bear the name of the Company and State and year of its incorporation. The seal shall be in the custody of the Secretary and may be used by causing it or a facsimile to be impressed or reproduced upon or affixed to any document.

                                    ARTICLE V

                                     NOTICES

     5.1 FORM OF NOTICE. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the "Business Corporation Law") or by the Articles of Incorporation or these by-laws, it may be given to the person: (i) by personal delivery, (ii) by facsimile number, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Company for the purpose of notice, or (iii) by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, to the address (or to the telex or TWX number) of the person appearing on the books of the Company or, in the case of notice to be given to a director, to the address (or to the telex or TWX number) supplied by the director to the Company for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these by-laws.


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     5.2 ADJOURNED SHAREHOLDER MEETINGS. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting, in which event the notice shall be given in accordance with this section.

     5.3 WAIVER OF NOTICE. Any notice required to be given under these by-laws may be effectively waived by the person entitled thereto by written waiver signed before or after the meeting to which such notice would relate or by attendance at such meeting otherwise than for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE VI

                                   AMENDMENTS

     6.1 AMENDMENTS. These by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors of the Company or by the affirmative vote of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at any annual, regular or special meeting of directors or shareholders, as the case may be; provided, however, that new by-laws may not be adopted and these by-laws may not be amended or repealed in any way that limits indemnification rights, increases the liability of directors or changes the manner or vote required for any such adoption, amendment or repeal, except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon. In the case of a meeting of shareholders, written notice shall be given to each shareholder entitled to vote thereat that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the by-laws.


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                                   ARTICLE VII

                                EMERGENCY BY-LAWS

     7.1 WHEN OPERATIVE. The emergency by-laws provided by the following Paragraphs shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Paragraphs of the by-laws or in the Articles of Incorporation of the Company or in the Pennsylvania Business Corporation Law. To the extent not inconsistent with these emergency by-laws, the by-laws provided in the preceding Paragraphs shall remain in effect during such emergency and upon the termination of such emergency the emergency by-laws shall cease to be operative unless and until another such emergency shall occur.

     7.2 MEETINGS. During any such emergency:

          (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this Paragraph.

          (b) Notice of each meeting called under the provisions of this Paragraph shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on


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the list referred to in part (c) of this Paragraph. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice he shall deem suitable.

          (c) At any meeting called under the provisions of this Paragraph, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than the seven appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

     7.3 LINES OF SUCCESSION. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

     7.4 OFFICES. The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     7.5 LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws shall be liable except for willful misconduct.

     7.6 REPEAL OR CHANGE. These emergency by-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding Paragraph with regard to action or inaction prior to the time of such repeal or change.


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                                  ARTICLE VIII

                           PENNSYLVANIA ACT 36 OF 1990

     8.1 FIDUCIARY DUTY. Subsections (a) through (d) of Section 1715 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Company.

     8.2 CONTROL-SHARE ACQUISITIONS. Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, (relating to control-share acquisitions), shall not be applicable to the Company.

     8.3 DISGORGEMENT. Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, (relating to disgorgement by certain controlling shareholders following attempts to acquire control), shall not be applicable to the Company.


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